Exhibit 99.1

DT Midstream Announces $1.2 Billion Acquisition of Strategic Midwest FERC-Regulated Natural Gas Pipelines

•	Three regulated natural gas transmission pipelines with total capacity of more than 3.7 Bcf/d across the Upper Midwest
•	Premier assets with a high-quality demand-pull customer base
•	Connected to DTM’s existing assets and strategically located to take advantage of strong power demand fundamentals

DETROIT, Nov. 19, 2024 – DT Midstream, Inc. (NYSE: DTM) today announced that it has reached an agreement to acquire a portfolio of three FERC-regulated natural gas transmission pipelines from ONEOK, Inc. (NYSE: OKE) for $1.2 billion. The pipelines have a total capacity of more than 3.7 Bcf/d with approximately 1,300 miles across seven states in the attractive Midwest market region which is expected to experience continued growth in power demand. The acquisition price represents an approximately 10.5x 2025 EBITDA multiple.

Under the terms of the agreement, DT Midstream will acquire 100% operating ownership in Guardian Pipeline, Midwestern Gas Transmission and Viking Gas Transmission.

Guardian Pipeline, L.L.C. is an approximately 260-mile interstate pipeline which is interconnected to DT Midstream’s Vector Pipeline, the Chicago Hub and serves key Wisconsin demand centers.

Midwestern Gas Transmission is an approximately 400-mile bi-directional interstate pipeline which connects Appalachia supply to the Midwest market region between Tennessee and the Chicago Hub. The pipeline has an interconnection with Guardian Pipeline.

Viking Gas Transmission is an approximately 675-mile interstate pipeline which connects key utility customers in Minnesota, Wisconsin and North Dakota to Canadian supply at Emerson, Manitoba.

“Expanding our scale through this bolt-on natural gas pipeline acquisition fully aligns with our pure play natural gas strategy. This transaction also increases the revenue contribution from our pipeline segment, supported by take-or-pay contracts with strong credit quality utility customers” said David Slater, President and CEO. “We look forward to welcoming the team members that support these premier assets, both in field operations and in DT Midstream’s new Tulsa office,” added Slater.

Jeff Jewell, Executive Vice President and CFO of DT Midstream, said “This transaction will be immediately accretive to Distributable Cash Flow, improves our business profile, and adds to the backlog of future growth opportunities.”

Transaction Details

•	Transaction consideration: $1.2 billion in cash (debt free)

•	Transaction multiple: ~10.5x 2025 Adjusted EBITDA

•	Transaction financing: Approximately $900 million in debt and approximately $300 million in common equity

Strategic Rationale

The acquisition directly aligns with DT Midstream’s strategy of owning natural gas assets connecting premier supply basins with key demand centers and market regions, and with revenues supported by take-or-pay contracts with creditworthy and diverse customers. The transaction is expected to increase DT Midstream’s pipeline segment to approximately 70% of Adjusted EBITDA in 2025 and will increase the backlog of organic growth projects.  Overall, the acquired portfolio has an approximately 90% demand-pull customer base with approximately 85% of revenues from investment-grade customers.

Closing Details

The transaction has been approved by DT Midstream's Board of Directors and is expected to close in late 2024 or early 2025, subject to regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and other customary closing conditions.

Advisors

Barclays is serving as financial advisor and provided committed financing in support of the acquisition, and Weil, Gotshal & Manges LLP is serving as legal counsel to DT Midstream.

Conference Call

DT Midstream has scheduled a conference call to discuss the transaction for 8:00 a.m. ET (7:00 a.m. CT) on Wednesday, November 20.  Investors, the news media and the public may listen to a live internet broadcast of the call at this link. The participant toll-free telephone dial-in number in the U.S. and Canada is 800.715.9871, and the toll number is 646.307.1963; the passcode is 6629199. International access numbers are available here.

# # #

About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, compression, treatment and surface facilities. The company transports clean natural gas for utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering. DT Midstream is transitioning towards net zero greenhouse gas emissions by 2050, including a goal of achieving 30% of its carbon emissions reduction by 2030.

Why DT Midstream Uses Adjusted EBITDA and Distributable Cash Flow

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and loss from financing activities, further adjusted to include the proportional share of net income from equity method investees (excluding interest, taxes, depreciation and amortization), and to exclude certain items the company considers non-routine. DT Midstream believes Adjusted EBITDA is useful to the company and external users of DT Midstream’s financial statements in understanding operating results and the ongoing performance of the underlying business because it allows management and investors to have a better understanding of actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in the midstream industry to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. DT Midstream uses Adjusted EBITDA to assess the company’s performance by reportable segment and as a basis for strategic planning and forecasting.

Distributable Cash Flow (DCF) is calculated by deducting earnings from equity method investees, depreciation and amortization attributable to noncontrolling interests, cash interest expense, maintenance capital investment (as defined below), and cash taxes from, and adding interest expense, income tax expense, depreciation and amortization, certain items we consider non-routine and dividends and distributions from equity method investees to, Net Income Attributable to DT Midstream. Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings. We believe DCF is a meaningful performance measurement because it is useful to us and external users of our financial statements in estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and making maintenance capital investments, which could be used for discretionary purposes such as common stock dividends, retirement of debt or expansion capital expenditures.

DT Midstream does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DT Midstream is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DT Midstream is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.

Forward-looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; industry changes, including the impact of consolidations, alternative energy sources, technological advances, infrastructure constraints and changes in competition; global supply chain disruptions; actions taken by third-party operators, processors, transporters and gatherers; changes in expected production from Expand Energy and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; our ability to successfully and timely implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to finance, complete, or successfully integrate acquisitions; the price and availability of debt and equity financing; our ability to close the pending transaction described herein (the “Pending Transaction”), the anticipated timing and terms of the Pending Transaction, our ability to realize the anticipated benefits of the Pending Transaction, and our ability to manage the risks of the Pending Transaction; restrictions in our existing and any future credit facilities and indentures; the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyber attacks on United States critical infrastructure; changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas; geologic and reservoir risks and considerations; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects; the impacts of geopolitical events, including the conflicts in Ukraine and the Middle East; labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and greenhouse gas emissions; ability to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the success of our risk management strategies; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 and our reports and registration statements filed from time to time with the SEC.

The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled “Risk Factors” in our Annual Report for the year ended December 31, 2023, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Investor Relations

Todd Lohrmann, DT Midstream, 313.774.2424

investor_relations@dtmidstream.com